Exhibit 10.1

AMENDMENT TO
AGREEMENT AND PLAN OF STOCK EXCHANGE

THIS AMENDMENT TO THE AGREEMENT AND PLAN OF STOCK EXCHANGE (this "Amendment") is made and entered into effective October 14, 2010, by and between FOUR STAR HOLDINGS, INC., a Florida Corporation ("FOUR STAR HOLDINGS"), and FOUR STAR REALTY, LLC, an Alabama limited liability company ("FOUR STAR REALTY").  FOUR STAR HOLDINGS AND FOUR STAR REALTY are sometimes referred to herein individually as "Party" and collectively as the "Parties."

RECITALS

A.           FOUR STAR HOLDINGS AND FOUR STAR REALTY previously entered into that certain Agreement and Plan of Stock Exchange dated March 31, 2010 (the "Agreement"); and

B.           By mutual agreement, FOUR STAR HOLDINGS AND FOUR START REALTY wish to clarify the terms of the Agreement by entering into this Amendment to reflect the value of he companies as of the date of closing.

NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained in this Agreement, the Parties hereto agree as follows:

AGREEMENT

1.           Section 1.1 of the Agreement shall be revised as follows:

The Stock Exchange.

At the Effective Time and subject to and upon the terms and conditions of this Agreement, FOUR STAR REALTY shall become a wholly owned subsidiary of FOUR STAR HOLDINGS.  The Effective Time of the Stock Exchange shall occur upon the Closing (defined below), or at such later time as may be agreed to by FOUR STAR HOLDINGS and FOUR STAR REALTY.  The date on which the Effective Time occurs is referred to as the "Effective Date."

2.          Section 1.2(a)(i)  of the Agreement shall be revised as follows:

Exchange of Securities.

All of the Membership Interests of FOUR STAR REALTY issued and outstanding immediately prior to the Effective Time shall be exchanged for a total of 9,026 shares of common stock of FOUR STAR HOLDINGS.

3.       Section 1.3 of the Agreement shall be revised as follows:

Closing.

The closing of the Stock Exchange (the "Closing") will take place upon the consummation of the transaction by the Parties or at such other date as FOUR STAR HOLDINGS, and FOUR STAR REALTY shall agree (the "Closing Date").

4.       The drafting and negotiating of this Amendment has been participated in by each of the Parties and, for all purposes, this Agreement shall be deemed to have been drafted jointly by the Parties.

5.       All other terms and conditions of the Agreement shall remain in full force and effect and said Agreement is hereby confirmed and ratified accordingly.

IN WITNESS WHEREOF, the Parties have caused this Amendment to the Agreement and Plan of Stock Exchange to be duly executed as of the date first written above.

FOUR STAR HOLDINGS, INC.	FOUR STAR REALTY, LLC

/s/ Bobby R. Smith, Jr.	/s/ Frances Mize
By: Bobby R. Smith, Jr.	By: Frances Mize
Its: Chief Executive Officer	Its: Managing Member